UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2022, Aeglea BioTherapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers, pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) up to (i) 10,752,688 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 17,372,312 shares of Common Stock. The Shares will be sold to the purchasers at the offering price of $1.60 per share. The Pre-Funded Warrants will be sold at an offering price of $1.5999 per Pre-Funded Warrant, which represents the per share offering price for the Common Stock less a $0.0001 per share exercise price for each such Pre-Funded Warrant. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-239706) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on July 6, 2020 and declared effective by the SEC on July 14, 2020, and a related prospectus supplement.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage, but not in excess of 19.99%, by providing at least 61 days’ prior notice to the Company.

The Company estimates that gross proceeds from the Offering will be approximately $45 million, prior to deducting purchase agent commissions and estimated offering expenses. The Company intends to use the net proceeds from the Offering, together with its existing cash resources, to fund the Company’s activities related to our ongoing Biologics License Application submission for pegzilarginase and its potential commercialization in the United States for patients with Arginase 1 Deficiency, advance the clinical development of AGLE-177 through its Phase 1/2 clinical trial and prepare for a potential Phase 3 trial for the treatment of patients with Homocystinuria, and to advance AGLE-325 for Cystinuria through IND-enabling activities, and the remainder to fund continued research and development, manufacturing, working capital and general corporate purposes. The Company expects the Offering to close on May 9, 2022, subject to customary closing conditions.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Fenwick & West LLP.

10.1	Form of Securities Purchase Agreement, dated as of May 5, 2022, by and among Aeglea BioTherapeutics, Inc. and the purchasers identified therein.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: May 6, 2022	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer

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